Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of RH of our report dated March 29, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in RH’s Annual Report on Form 10-K for the year ended February 2, 2019.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

June 13, 2019